UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 5, 2021, Viking Energy Group, Inc. (“Viking”) entered into an Assignment of Membership Interests (the “Assignment Agreement”) with TO Ichor 2021, L.L.C. (“Assignee”), pursuant to which Viking assigned all of its membership interests in Ichor Energy Holdings, L.L.C. (“Holdings”) to the Assignee, effective October 5, 2021.

Holdings is the owner of all of the membership interests in Ichor Energy, LLC (“Ichor Energy”), which owns all of the membership interests of Ichor Energy LA, LLC (“Ichor LA”) and Ichor Energy TX, LLC (“Ichor TX” and, together with Holdings, Ichor Energy and Ichor LA, the “Ichor Entities”), which collectively owned approximately 58 producing wells, 31 salt water disposal wells, 46 shut in wells and 4 inactive wells as of June 30, 2021. The assets held by the Ichor Entities were acquired by the Ichor Entities in December 2018 from an affiliate of the Assignee (the “Original Acquisition”).

In connection with the Original Acquisition, Holdings and Ichor Energy entered into that certain Term Loan Credit Agreement, dated as of December 28, 2018, by and among Holdings, Ichor Energy, ABC Funding, LLC, as administrative agent, and the lenders party thereto (the “Term Loan”). The obligations under the Term Loan are secured by mortgages on the oil and gas leases of the Ichor Entities, a security agreement covering all assets of Ichor Energy, and a pledge by Ichor Holdings of all if the membership interests in Ichor Energy. Viking is not a party to the Term Loan. Concurrent with the closing of the Original Acquisition and entrance into the Term Loan in December 2018, Ichor Energy also entered into one or more hedge contracts with respect to a certain percentage of the estimated oil and gas production from Ichor Energy’s oil and gas assets, expiring on or about December 28, 2022.

The consideration for the conveyance of the Ichor Entities by Viking was the assumption by Assignee of all of the obligations associated with the Ichor Entities. Please see the pro forma financial statements provided herewith as Exhibit 99.1 for more detailed information on treatment of the transactions under the Assignment Agreement.

The Assignment Agreement contains a right of first refusal, and provides that if the Assignee receives an arms-length bona fide offer from any third party to purchase any of the membership interests in Holdings, such interests shall first be offered to Viking, and Viking shall have the right, exercisable within thirty (30) calendar days, to elect to purchase such membership interests upon substantially the same terms and conditions as are contained in the offer.

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Assignment Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Pro Forma Financial Information

The unaudited pro forma financial statements of Viking as of and for the six months ended June 30, 2021 and year ended December 31, 2020, in each case giving effect to the transactions under the Assignment Agreement, are set forth in Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1	Assignment of Membership Interests
99.1	Unaudited Pro Forma Financial Statements of Viking Energy Group, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: October 12, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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